Exhibit 99.1

Earnings Release

IRET Announces Fiscal First Quarter 2018 Results

MINOT, N.D., September 11, 2017 – IRET (NYSE:IRET) announced today its fiscal first quarter 2018 financial and operating results.  Net income and Funds from Operations (“FFO”) per share for the three months ended July 31, 2017, are detailed below.  Core FFO adjusts FFO for certain non-routine items, and both FFO and Core FFO are reconciled to net income in the tables accompanying this earnings release.

	Three Months Ended
	July 31,
Per Share	2017	2016
Net Income	$(0.11)	$(0.20)
FFO	$0.10	$0.12
Core FFO	$0.10	$0.11

	Quarterly Comparison	Sequential Comparison
Multifamily Same-Store Results	1Q18 vs. 1Q17	1Q18 vs. 4Q17
Revenues	3.9%	2.3%
Expenses	13.9%	6.1%
Net Operating Income ("NOI")	(3.4)%	(0.8)%

Multifamily Same-Store Results	1Q18	1Q17	4Q17
Physical Occupancy	94.4%	92.5%	93.8%
Weighted Average Occupancy	92.9%	91.7%	91.6%

“I’m very pleased with what we achieved this quarter,” said Mark O. Decker, Jr., IRET’s President and CEO.  “Our team remains focused on providing outstanding service to our residents and executing on our stated business plan while completing our senior management transition.  We are committed to our ongoing transformation and dedicated to building a high-quality multifamily portfolio, supported by a strong and efficient operating platform that delivers consistent growth to our investors.”

First Quarter Fiscal Year 2018 Highlights

•

Achieved multifamily same-store revenue and occupancy growth over both year-over-year and sequential time periods through a combination of initiatives, including implementation of a  revenue management system across the portfolio, expansion of utility billings to residents, and completion of revenue-generating capital expenditures.

•

Experienced elevated multifamily same-store expense increase year-over-year.  The primary drivers of this increase were capital expenditure policy changes and increased turnover costs related to a reduction in revenue generating capital spend.  Additionally, we experienced higher labor costs and increased real estate taxes, primarily attributable to stabilizing developments and higher North Dakota levy rates.

•

Closed the previously announced acquisition of Oxbo Apartments and, subsequent to quarter end, executed a purchase agreement and concluded due diligence on Park Place Apartments, which we believe has opportunity for revenue-generating capital upgrades.  Both properties advanced our portfolio transition and added to our holdings in the Minneapolis-St. Paul MSA, which continues to exhibit economic strength and attract capital from national and international investors.

•	Established a new senior management team to complete and enhance the portfolio transition and continue the operational improvements.

Acquisitions

We added one new property to our portfolio during the quarter:

			(in millions)
		Total	Total	% Leased
Property Name	Location	Units	Cost	as of 8/31/17
Oxbo	St. Paul, MN	191	$61.5	53.9%

Subsequent to quarter end, we signed an agreement to acquire Park Place Apartments, a 500-unit multifamily property in Plymouth, MN, for $92.3 million.  Our due diligence investigation is complete, and we expect to close the acquisition of this property before the end of September 2017.

Dispositions

During the quarter, we sold a retail property in Minot, ND, for $3.4 million.

Subsequent to quarter end, we sold a parcel of unimproved land in Bismarck, ND, for $3.2 million, an industrial property in Eagan, MN, for $9.0 million, 13 multifamily properties in Minot, ND, for $12.3 million, and a healthcare property in Eagan, MN, for $2.1 million,

Other Investments

In July 2017, we originated a $16.2 million loan on a multifamily development located in New Hope, MN, a suburb of Minneapolis.  The investment will be funded through the third quarter of fiscal year 2018.  As of July 31, 2017, we had funded $3.0 million. The investment has an initial return of 6.0% and matures in 2023.  Additionally, the investment provides IRET an option to purchase the development before the loan matures.

Balance Sheet

At the end of the first quarter we had $117.9 million of total liquidity on our balance sheet, including $94.1 million available on our corporate revolver.  Net debt to annualized Adjusted EBITDA totaled 8.2x, and total debt to total market capitalization was 46.8%.

During the quarter, the Company repurchased and retired approximately 682,000 common shares for an aggregate cost of $3.9 million.  In addition, we redeemed approximately 960,000 Units for an aggregate cost of $5.7 million.

Quarterly Distributions

On September 6, 2017, IRET’s Board of Trustees declared a regular quarterly distribution of $0.07 per share/unit payable on October 2, 2017, to common shareholders and unitholders of record on September 15, 2017.  This distribution will be the 186th consecutive quarterly distribution paid by IRET since its inception in 1970.  It represents an annualized rate of $0.28 per share/unit with an annualized yield of 4.5% based on IRET’s closing share price as of September 8, 2017.

The Board of Trustees also declared a distribution of $0.496875 per share on the 7.95% Series B Cumulative Redeemable Preferred Shares (NYSE: IRET PRB) payable on October 2, 2017, to holders of record on September 15, 2017.  Series B preferred share distributions are cumulative and payable quarterly in arrears at an annual rate of $1.9875 per share.

Earnings Call

Live webcast and replay: http://ir.iretapartments.com

Live Conference Call		Conference Call Replay
Tuesday, September 12, 2017, at 10:00 AM ET		Replay available until September 26, 2017
USA Toll Free Number	1-877-509-9785	USA Toll Free Number	1-877-344-7529
International Toll Free Number	1-412-902-4132	International Toll Free Number	1-412-317-0088
Canada Toll Free Number	1-855-669-9657	Canada Toll Free Number	1-855-669-9658
		Conference Number	10111813

Supplemental Information

Supplemental Operating and Financial Data for the Quarter Ended July 31, 2017, (“Supplemental Information”) is available in the Investors section on IRET’s website at www.iretapartments.com or by calling Investor Relations at 701-837-7104.  Non-GAAP financial measures and other capitalized terms, as used in this earnings release, are defined and reconciled in the Supplemental Information, which accompanies this earnings release.

About IRET

IRET focuses on the acquisition, development, redevelopment and management of multifamily communities located primarily in select growth markets.  As of July 31, 2017, IRET owned interests in 130 properties that were held for investment, consisting of: (1) 88 multifamily properties consisting of 13,076 units, and (2) 42 commercial properties, including 29 healthcare properties, containing a total of approximately 2.6 million square feet of leasable space.  IRET's common shares and Series B preferred shares are publicly traded on the New York Stock Exchange (NYSE symbols: IRET and IRETPRB, respectively).

Forward Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements in certain circumstances. Certain information included in this Quarterly Report contains or may contain information that is forward-looking, within the meaning of the federal securities laws, including, without limitation, statements regarding: our ability to maintain current or meet projected occupancy, rental rate and property operating results; the effect of acquisitions, dispositions, redevelopments and developments; our ability to meet budgeted costs and timelines, and achieve budgeted rental rates related to our redevelopment and development investments; expectations regarding sales of our properties and the use of proceeds thereof; and our ability to comply with debt covenants, including financial coverage ratios.

Actual results may differ materially from those described in these forward-looking statements and, in addition, will be affected by a variety of risks and factors, some of which are beyond our control, including, without limitation:

•

Real estate and operating risks, including fluctuations in real estate values and the general economic climate in the markets in which we operate and competition for residents and commercial tenants in such markets; national and local economic conditions, including the pace of job growth and the level of unemployment; the amount, location and quality of competitive new housing supply; the timing of acquisitions, dispositions, redevelopments and developments; and changes in operating costs, including energy costs;

•

Financing risks, including the availability and cost of capital markets financing and the risk that our cash flows from operations may be insufficient to meet required payments of principal and interest and the risk that our earnings may not be sufficient to maintain compliance with debt covenants;

•	Our geographic concentration in Minnesota and North Dakota;

•	Insurance risks, including the cost of insurance and natural disasters and severe weather; and

•

Legal and regulatory risks, including costs associated with prosecuting or defending claims and any adverse outcomes; the terms of governmental regulations that affect us and interpretations of those regulations; and

possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of apartment communities presently or previously owned by us.

In addition, our current and continuing qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code and depends on our ability to meet the various requirements imposed by the Internal Revenue Code, through actual operating results, distribution levels and diversity of stock ownership. Readers should review the risks and uncertainties detailed from time to time in our filings with Securities and Exchange Commission, including the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” contained in our Annual Report on Form 10-K for fiscal year ended April 30, 2017.

IRET

RECONCILIATION OF NET INCOME ATTRIBUTABLE TO

IRET TO FFO AND CORE FFO

z

	(in thousands, except per share amounts)
Three Months Ended July 31,	2017			2016
			Per			Per
		Weighted	Share		Weighted	Share
		Avg Shares	And		Avg Shares	And
	Amount	and Units(1)	Unit(2)	Amount	and Units(1)	Unit(2)
Net loss attributable to IRET	$(11,264)		$	$(21,643)		$
Less dividends to preferred shareholders	(2,286)			(2,879)
Net loss available to common shareholders	(13,550)	120,421	(0.11)	(24,522)	121,117	(0.20)
Adjustments:
Noncontrolling interest – Operating Partnership	(1,644)	15,128		(3,296)	16,285
Depreciation and amortization	28,119			13,437
Impairment of real estate investments	256			39,189
Gains on depreciable property sales attributable to IRET	(124)			(8,958)
FFO applicable to Common Shares and Units(1)	$13,057	135,549	$0.10	$15,850	137,402	$0.12

Adjustments to Core FFO:
Straight-line rents	(66)			(697)
Non-real estate depreciation	77			88
Loss on extinguishment of debt	199			—
Transition and severance costs	464			—
Core FFO applicable to common shares and Units(1)	$13,731	135,549	$0.10	$15,241	137,402	$0.12

(1)Units of the Operating Partnership are exchangeable for cash, or, at our discretion, for Common Shares on a one-for-one basis.

(2)Net income attributable to Investors Real Estate Trust is calculated on a per Common Share basis. FFO is calculated on a per Common Share and Unit basis.

IRET

RECONCILATION OF NET OPERATING INCOME TO THE

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	(in thousands)
Three Months Ended July 31, 2017	Multifamily	Healthcare	All Other	Amounts Not Allocated To Segments(1)	Total
Real estate revenue	$38,430	11,378	2,927	$—	$52,735
Real estate expenses	17,465	4,285	793	1,707	24,250
Net operating income (loss)	$20,965	$7,093	$2,134	$(1,707)	28,485
Depreciation and amortization					(28,927)
Impairment of real estate investments					(256)
General and administrative expenses					(4,002)
Interest expense					(9,295)
Loss on debt extinguishment					(199)
Interest and other income					231
Loss before gain on sale of real estate and other investments					(13,963)
Gain on sale of real estate and other investments					124
Loss from continuing operations					(13,839)
Income from discontinued operations					560
Net loss					$(13,279)

	(in thousands)
Three Months Ended July 31, 2016	Multifamily	Healthcare	All Other	Amounts Not Allocated To Segments(1)	Total
Real estate revenue	$35,042	$11,541	$3,028	$—	$49,611
Real estate expenses	14,879	4,192	725	1,838	21,634
Net operating income (loss)	$20,163	$7,349	$2,303	$(1,838)	27,977
Depreciation and amortization					(14,267)
Impairment of real estate investments					(54,153)
General and administrative expenses					(3,501)
Interest expense					(10,364)
Interest and other income					188
Loss before gain on sale of real estate and other investments					(54,120)
Gain on sale of real estate and other investments					8,958
Loss from continuing operations					(45,162)
Income from discontinued operations					4,568
Net loss					$(40,594)

(1)	Consists of offsite costs associated with property management and casualty-related amounts.